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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 30, 1999


                              JUST LIKE HOME, INC.
             (Exact name of registrant as specified in its charter)


                    Florida                                     0-25908
(State or other jurisdiction of incorporation)            (Commission File No.)


                        3655 Cortez Road West, Suite 110
                            Bradenton, Florida 34210
                    (Address of principal executive office)

       Registrant's telephone number, including area code: (941) 756-2555



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ITEM 1.        CHANGE IN CONTROL REGISTRANT

         The Company has entered into a letter of intent with Peridot Enterprises, Inc. ("Peridot"). Peridot has committed $1,000,000 to the Company in the following manner:

         A. Peridot will purchase 400,000 shares of Common Stock of the Company for $100,000, or $.25 per share, which was approximately the most recent trading price for the Common Stock at the time the agreement in principle was reached.

         B. Peridot will establish a line of credit in Peridot's name for $900,000, which shall be available immediately upon the nomination of Robert C. Lohr as a director and chairman of the board and chief executive officer of the Company.

         C. The Company will create a 5% cumulative convertible preferred stock issue and commit to sell Peridot 1,800,000 shares for $900,000. The preferred stock will be convertible into Common Stock in the Company at a conversion rate of one share of preferred stock for 1.4 shares of Common Stock.

         Mr. Lohr will have the right to name two additional persons to the Board of Directors of the Company. The two persons nominated by Mr. Lohr were elected to the Board on May 5, 1999, and are named under Item 5(a) below.

         The obligation of Peridot to make the equity investment in the Company is subject to a number of conditions, most of which have already been satisfied, including the resignation of Messrs. Levitan and Callahan as board members or officers of the Company (as described below under Item 5), the settlement of the litigation with HealthCare REIT with respect to the proposed termination of leases the Company has with HealthCare REIT as described below under Item 5), the election of Mr. Lohr as a member of the board and the Company's chief executive officer (which has been done), and the resolution of certain matters that arose from the settlement of the Desrosiers litigation described below. As of the date of this report, Peridot has invested $200,000 in the Company, but the Company has not yet formalized the terms of the preferred stock or issued any shares of preferred or Common Stock to Peridot. Additionally, an affiliate of Peridot has provided $320,000 in letters of credit on behalf of the Company in conjunction with the settlement of the Health Care REIT litigation described under Item 5(b).

         As a condition precedent to the agreement of Peridot to make an equity investment in the Company, each of Betty A. Conard (the single largest shareholder of the Company) and John F. Robenalt (the former Chief Executive Officer of the Company from April, 1997 through October, 1998) were required to enter into a voting agreement to vote their shares of Common Stock in the Company as directed by Mr. Lohr.

         By Agreement dated April 23, 1999, Mrs. Conard agreed to transfer the 2,400,000 shares of Common Stock of the Company held by her to Mr. Lohr as voting trustee, thereby giving Mr. Lohr, as voting trustee, the right to vote those shares in his sole and absolute discretion in all matters coming before a meeting of the shareholders of the Company. The Agreement with Mrs. Conard is effective until December 31, 2004. The Agreement further provides that Mrs. Conard may sell shares of Common Stock subject to the Agreement in accordance with SEC Rule 144 (which contains certain limitations on the number of shares that may be sold by Mrs. Conard in any three-month period).

         By Shareholder Agreement dated April 21, 1999, Mr. Robenalt granted to Mr. Lohr all of the voting rights with respect to an aggregate of 457,272 shares of Common Stock of the Company held by Mr. Robenalt or his wife. The Shareholder Agreement is effective until December 31, 2003. Additionally, the Shareholder Agreement terminates if Mr. Lohr ceases to be the Chief Executive Officer of the Company at any time prior to July 1, 2000, or ceases to be the Chairman of the Board of Directors of the Company at any time thereafter.

         The Shareholder Agreement with Mr. Robenalt does not restrict his ability to sell shares, and any shares sold will be transferred free and clear of the voting rights granted to Mr. Lohr. Additionally, Mr. Robenalt has granted certain rights of first refusal with respect to any shares of Common Stock that Mr. Robenalt proposes to sell.

         The Shareholder Agreement with Mr. Robenalt is not effective until Mr. Lohr (or Peridot) has actually invested $1,000,000 in the Company. As of the date of this Report, the aggregate investment by Peridot is $200,000, and therefore, the Shareholder Agreement is not presently in effect.

         The [Voting] Agreement with Mrs. Conard dated April 23, 1999, and the Shareholder Agreement among the Company, Mr. Robenalt and Mr. Lohr, dated April 21, 1999, are filed with this Report as Exhibits 10.1 and 10.2 hereto.

         If all of the shares of Common Stock (including shares issuable upon conversion of the preferred stock described above) are issued to Peridot, Mr. Lohr, acting through Peridot, will have pecuniary ownership of 2,920,000 shares of Common Stock. Additionally, Mr. Lohr presently has the right to vote the 2,400,000 shares of Common Stock beneficially owned by Mrs. Conard, and upon the completion of the full investment of $1,000,000 by Peridot, Mr. Lohr will have the right to vote the 457,272 shares of Common Stock held by Mr. Robenalt or his wife. These voting rights and the right to vote the Common Stock and the preferred stock that the Company has agreed to issue to Peridot give Mr. Lohr, acting through Peridot, effective voting control of the Company.

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) Effective May 25, 1999, the Company dismissed PricewaterhouseCoopers LLP as the Company's independent accountants. The report of PricewaterhouseCoopers on the financial statements of the Company for the years December 31, 1996 and 1997, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers has not audited, reviewed or otherwise participated in the preparation of the Company's financial statements for the year ended December 31, 1998, because the Company was in arrears in its payment of professional fees to PricewaterhouseCoopers.

         The decision to change accountants was approved by the Board of Directors of the Company. There were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         (b) The Company has selected Templeton & Company, Royal Palm Beach, Florida, as independent auditors for purposes of auditing the Company's financial statements for the year ended December 31, 1998. The Company did not consult with Templeton & Company regarding the application of accounting principles to a specific completed or contemplated transaction or the type of



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

audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Templeton & Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

ITEM 5.        OTHER EVENTS

         (A)   MANAGEMENT CHANGES.

         Effective April 30, 1999, the Company announced the following management changes: Robert C. Lohr was elected Chairman of the Board and Chief Executive Officer of the Company. Effective that same day, Isidore Siegel, who has been a member of the Board of Directors since 1995, stepped aside as Acting Chief Executive Officer and Chairman of the Board. Mr. Siegel continues as a member of the Board of Directors. Mr. Siegel was named Acting Chief Executive Office and Chairman of the Board effective March 25, 1999, when Daniel D. Levitan resigned as Chairman of the Board and Chief Executive Officer of the Company, and Darryl R. Callahan resigned as President of the Company. Mr. Levitan assumed the positions of Chairman of the Board and CEO of the Company effective September 28, 1998, in anticipation of an equity investment in the Company by an investor group led by Mr. Levitan. Neither Mr. Levitan nor any group associated with him ever made an equity investment in the Company.

         The Company also announced that effective May 5, 1999, Michael W. Monahan, Bruce C. Baldwin and Raymond G. Smith were elected to the Board of Directors, bringing the total number of directors to seven. Michael W. Monahan, who resigned as Chief Financial Officer of the Company in August 1998, was added to the Board of Directors and will continue to work with the Company on a consulting basis in connection with certain ongoing financial and reporting matters and as agreed to on special projects. Mr. Monahan served as Chief Financial Officer of the Company from April 1997 until August 1998. He joined the Company at the time the Company acquired by merger Community Assisted Living Center, Inc.

         Mr. Baldwin is the President and Chief Executive Officer of Baldwin, Thomas and Associates, Inc., a health care management company, which owns three skilled nursing homes in Florida. His past experience includes Director of Operations for United Health Services, Inc., hospital administrator at the University of Virginia Medical Center, and nursing home administrator in the states of Florida and Virginia. Mr. Baldwin has also been active in the Florida Health Care Association and the American Health Care Association since 1980. He holds a Bachelor of Arts Degree from Randolph-Macon College and a Masters Degree in Hospital and Health Care Administration from the Medical College of Virginia.

         Mr. Smith is the Vice President and General Manager of Ranbar Electrical Materials, Inc., where he is responsible for all facets of managing a specialty chemical company. His career encompasses more than 25 years of experience in a variety of business enterprises, including as an executive with Westinghouse Electric Corporation, and management responsibility in manufacturing, marketing/sales, strategic planning quality and technology. Mr. Smith received his BA in Economics from UCLA and his MBA from the University of Pittsburgh.

         The three other continuing directors of the Company are Ronald O. Braun, Isidore Siegel and Elizabeth A. Conard, who have served as directors of the Company since 1997, 1995 and 1995, respectively.



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         (B)      SETTLEMENT OF HEALTH CARE REIT LITIGATION.

         As the Company previously reported, in March 1999, the Company received from Health Care REIT ("HCRI") Notices of Termination of its Lease Agreements for all eight facilities operated by the Company. The Company filed counterclaims in various courts in Florida, seeking among other things, to block the terminations of the Leases and to construe the Leases as financing arrangements subject to Florida laws regarding foreclosure of mortgages.

         By Letter Agreement dated April 16, 1999, and executed by HCRI and the Company on April 19 1999, the Company and HCRI reached a settlement of all pending disputes between them, which went into effect on April 30, 1999. The Letter Agreement provides in pertinent respects for the following:

         1. The parties will enter into a stipulated Judgment Entry in each of the five actions pending in the four Florida counties. In the stipulated Judgment Entries, the Court will specifically find that the subject lease between the parties is a true lease, that the lease is not a financing lease or a mortgage, that the Company does not have an option to purchase, that the Company does not have any type of ownership interest in any of the Leased Property, that the Company is in default of the lease, and that HCRI had the right to, and properly did, terminate the lease without prior notice to the Company. The stipulated Judgment Entry will also provide that, if the Company defaults under the new lease referenced below, HCRI may provide notice of the default to the Company by facsimile, during the hours of 9:00 a.m. - 5:00 p.m. Monday through Friday, and, if the default is not cured within 48 hours of the time of the facsimile notice, not including weekends, the Court, upon the filing of an affidavit by a representative of HCRI stating that a default has occurred and the 48 hour cure period has expired without the cure being effectuated, will issue an immediate order evicting the Company without any other prior notice to the Company.

         2. The parties will enter into a new single lease for a nine-month term. The property subject to the new lease will be all eight facilities operated by the Company and the subject of the five terminated leases (collectively the "Leased Property"). The rent due under the new lease will be equal to the total of the lease rents under the five terminated leases. The new lease between the parties is, and is intended to be, a true lease, that the lease is not a financing lease or a mortgage, that the Company does not have an option to purchase other than the rights set forth below, and that the Company does not have any other ownership interest in any of the Leased Property.

         3. HCRI previously drew on the Letters of Credit issued on behalf of the Company in the amount of $521,019. The amount necessary to be paid by the Company for rent and other expenses through April was $516,894, which was fully offset by the amounts drawn by HCRI on the Letters of Credit. In addition, the Company agreed to pay to HCRI a total of $200,000 to compensate HCRI for the attorneys' fees and expenses incurred by HCRI in enforcing its remedies under the leases. The Company paid $102,161 of this amount to HCRI at closing and agreed to pay the remainder in monthly payments, as follows: the Company will pay $47,838 to HCRI in nine consecutive monthly installments of $5,315 beginning on May 1, 1999, plus, at the closing of the purchase of the Leased Property by the Company as referenced in paragraph 9 below, the Company will pay the remaining $50,000 to HCRI. If the Company purchases the Leased Property, at the time of closing on that purchase it will pay to HCRI all remaining amounts still owed for HCRI's attorneys' fees and expenses, up to a total of $200,000. Failure of the Company to make any of the payments required by this paragraph will be a default under the new lease and HCRI will be allowed, with 48 hours faxed notice, to obtain an eviction order in accordance with paragraph 1 above.



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

         4. At closing the Company also provided a second Letter of Credit in favor of HCRI in the amount of $50,000 for security that the Company will pay KDA Financial, Inc., F/K/A KDA, Inc. ("KDA"), which acted as contractor on the two facilities most recently constructed by the Company and financed by HCRI under the lease structure. The Company is also obligated to enter into a settlement agreement with KDA and require that KDA dismiss the arbitration proceedings and the litigation proceedings against the Company and HCRI with prejudice and release any lien KDA or any of its subcontractors have on the Leased Property. When a settlement is reached with KDA, HCRI agrees to contribute, directly or indirectly, 50% of the initial payment, up to a total contribution by HCRI of $100,000.00. The amounts referenced in this sentence that are paid by HCRI will be reimbursed to HCRI by the Company and they will be paid in addition to the sums referenced in paragraph 9. The Company is required to increase the $50,000 Letter of Credit by $17,500 per month until a settlement with KDA is reached. Failure by the Company to timely increase the Letter of Credit as required by this paragraph will be an "Event of Default" allowing HCRI to immediately terminate the lease upon 48 hours facsimile notice and obtain an eviction order in accordance with paragraph 1 above. Presuming that an agreement with KDA is reached, failure to timely make any payment to KDA required by the settlement agreement with KDA will also be an "Event of Default" allowing HCRI to immediately terminate the lease upon 48 hours facsimile notice pursuant to paragraph 1 and obtain an eviction order in accordance with paragraph 1 above. The Company also agrees to pay to HCRI, at the closing of the purchase of the Leased Property by the Company as referenced in paragraph 9 below, HCRI's attorneys' fees and expenses, up to the amount of $15,000, incurred by HCRI in the KDA arbitration and litigation proceedings after the date of the Letter Agreement. The Letter of Credit will be released upon a written, binding settlement being entered into with KDA.

         5. During the lease term, the Company will be required to make the monthly rental payment to HCRI as required by the lease, maintain all insurance required under the lease, timely pay all real estate taxes on each of the eight facilities and timely pay all other taxes. The Company agreed that at the closing of the Letter Agreement, all real estate and personal property taxes currently due and payable, including any penalties and interest, on the Leased Property would be paid by the Company, which was done. The failure to do any one of the above by the Company will result in an immediate Event of Default and will allow HCRI, upon 48 hours facsimile notice in accordance with paragraph 1 above, to immediately terminate the new lease and file an affidavit with the Court to obtain an immediate eviction order for all eight facilities. The Company will also timely pay the Company's new payables and provide evidence of all money being invested in or contributed to the Company. "New Payables" will mean all amounts actually owed by the Company falling due after the date of the Letter Agreement. The Company will, within 30 days after execution of the Letter Agreement, pay $200,000 toward accounts payable existing as of the date of the Letter Agreement. The amounts referenced in the preceding sentence will include any amounts paid toward outstanding real estate taxes. Following the execution of the Letter Agreement, the Company will provide reasonable weekly financial reports to HCRI including check registers, accounts payable aging reports, and census reports. In addition, the Company will contribute an additional $25,000 per month toward accounts payable existing as of the date of the Letter Agreement. the Company may cease making the monthly payment referenced in the preceding sentence when all accounts payable existing as of the date of the Letter Agreement are paid in full, according to the terms negotiated by the Company. If the Company fails to make the $200,000 initial payment or any $25,000 monthly payment contemplated by this paragraph, it will be an "Event of Default" allowing HCRI to immediately terminate the lease upon 48 hours facsimile notice pursuant to paragraph 1 and obtain an eviction order in accordance with paragraph 1 above.

         6. Within 60 days of the date of closing, the Company will meet the operating benchmarks set forth in the pro formas prepared by Mr. Lohr ("Operating Benchmarks"). If, at the end of the first



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60-day period, the Company has failed to meet the Operating Benchmarks, it shall have 30 days to cure. If the Company fails to cure within the 30-day period, the Company will provide an additional Letters of Credit to HCRI in the amount of $68,000 or HCRI will have the right to obtain an immediate eviction order in the manner set forth in paragraph 1 above. For each following month in which the Company fails to meet the Operating Benchmarks, the Company will provide an additional Letters of Credit to HCRI in the amount of $45,000 or HCRI will have the right to obtain an immediate eviction order in the manner set forth in paragraph 1 above.

         7. In addition to the Letters of Credit referenced above, at closing, the Company shall provide a new Letter of Credit in favor of HCRI acceptable to HCRI in the amount of $270,000 to be security for the payment of rent under the new lease and to insure that the Company will, upon termination or expiration of the lease, fulfill its promises to immediately and voluntarily surrender the Leased Property without resistance, not file bankruptcy, and take all necessary actions to assist in the transfer of the Leased Property to HCRI or its designee. Failure to do any of the above, will allow HCRI to immediately draw the entire amount of the Letter of Credit. Upon the Company entering into an agreement with KDA for the repayment of the amounts the Company owes to KDA, HCRI will also have the right to immediately draw the entire amount of the Letter of Credit if the Company defaults on any of its payments to KDA.

         8. The Company will pay HCRI's reasonable travel expenses, up to an aggregate of $10,000 but with no more than $1,000 being required to be paid in any one month, for HCRI's employees or representatives to visit each of the eight facilities once a month.

         9. Unless the new lease has been terminated or the Company is in default of any term of the lease, the Company will have the right to purchase the Leased Property at any time during the lease term but this right will automatically expire at the end of the lease term. However, prior to having any right to purchase the Leased Property from HCRI, the Company must, prior to or at the time of closing on its purchase of the Leased Property, pay all amounts owed to KDA under the agreement referenced in paragraph 4 above which will result in the release of any lien KDA or any of its subcontractors has against the Leased Property and the dismissal with prejudice of all KDA's claims against the Company and HCRI. If the Company is going to exercise this right to purchase, the Company must purchase all of the Leased Property from HCRI. If the Leased Property is purchased during the first four months of the new nine month lease term, the purchase price will be $10,356,510, plus $50,000 owed by the Company for HCRI's attorneys' fees and expenses as set forth in paragraph 3 above, plus any other amounts for HCRI's attorneys' fees and expenses required to be paid by paragraphs 3 and 4 above that the Company has not yet paid, plus any amount paid by HCRI to KDA, directly or indirectly, in accordance with paragraph 5 above. If the Leased Property is purchased after the fourth month, but by the end of the ninth month, the purchase price will increase 3/4 of one percent each month beginning at the start of the fifth month. If, during the lease term, the Company delivers to HCRI an executed, binding commitment letter for the financing of the Company's purchase of the Leased Property from a lender acceptable to HCRI ("Commitment Letter"), the Company will be allowed to extend the lease term up to three months to allow for the consummation of the purchase of the Leased Property provided, however, that the Company must continue to timely meet and satisfy all of its obligations under the lease. To the extent necessary, the term of the lease will automatically be extended, only once, for a period up to three months to allow for the closing of the purchase to occur but, to the extent the lease is extended, all obligations, duties and rights of both the Company and HCRI under the lease shall continue during this additional period, including HCRI's right to obtain an immediate eviction order in accordance with paragraph 1 above. It is also agreed that, during each month following the original nine-month lease term, the purchase price shall continue to increase 3/4 of one percent each month. The Company shall not



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

have the right to purchase the Leased Property if it is in default of the lease or if the lease has expired or terminated. If HCRI has not received a Commitment Letter from the Company during the nine-month lease term, the Company will have no right to purchase the facilities after the original nine-month lease term. It will be stipulated and agreed that the purchase prices stipulated above equal the fair market value of the Leased Property being purchased at the time it is purchased by the Company. The right to purchase the property will immediately, and automatically, be forfeited upon the termination or expiration of the lease. Under no circumstances, will the lease be for a period longer than 12 months nor will the Company's right to purchase the Leased Property be for a period longer than 12 months.

         10. Upon termination or expiration of the lease, if the Company has not purchased the Leased Property from HCRI, the Company will immediately and voluntarily, without resistance of any kind, surrender all the Leased Property to HCRI. Upon termination or expiration of the lease, the Company will assist in any way necessary to transfer operation of the Leased Property and facilitate issuance of the necessary licenses to HCRI or HCRI's designee. If it fails to do any of the above, HCRI will be able to immediately draw the entire amount of the Letters of Credit referenced above.

         The settlement with HCRI was effective April 30, 1999. As of that date, the Company had performed a number of obligations under the Letter Agreement (certain of which are not summarized above), including paying all past due real and personal property taxes on the Leased Facilities, delivering Letters of Credit to HCRI in the aggregate amount of $50,000 and $270,000. The two Letters of Credit were provided by Sardonyx IV, L.P., an affiliated entity with Peridot and Robert C. Lohr. As of the date of this Report, the Company is current in its other financial obligations under the Letter Agreement. Additionally, the Company is in negotiations with KDA to resolve any outstanding disputes with KDA. KDA is claiming that the Company owes KDA approximately $500,000 in connection with the construction of two facilities by KDA for the Company.

         As described repeatedly in the Letter Agreement, any default by the Company in virtually any of its financial or nonfinancial obligations under the Letter Agreement will result in termination of the new lease for all eight facilities upon 48 hours facsimile notice by HCRI. If that were to occur, the Company would have no operating assets and zero prospects for continued operations.

         The commitment by Peridot to invest up to $1,000,000 in equity securities in the Company is intended to be used by the Company to meet its ongoing operating expenses for the next nine months and to meet its financial obligations to HCRI under the Letter Agreement. Each draw by Peridot on the $900,000 line of credit to fund investments in the Company is solely within the discretion of Mr. Lohr, and the Company has no right or ability to compel Mr. Lohr or Peridot to invest all or any part of the $900,000 in the Company beyond that which Peridot has invested as of any given date. Mr. Lohr has advised the Company that Peridot will continue to make investments in the Company up to the maximum of $1,000,000 only if Mr. Lohr determines that each additional investment in the Company is likely to result in the continuing viability of the Company. Mr. Lohr and Peridot may determine at any time, in their sole and absolute discretion, not to make any additional investments in the Company.

         There can be no assurance that the Company will be able to satisfy any of its obligations under the Letter Agreement with HCRI or that it will have the financial ability to obtain financing from another source to purchase the Leased Property from HCRI by January 31, 2000.

         (C)      SETTLEMENT IN PRINCIPLE OF DESROSIERS MATTERS.

         In April 1997, the Company settled certain litigation with various affiliates of the Desrosiers family by granting the Desrosiers family a put right with respect to 264,882 shares of Common Stock (including 50,000 shares of Common Stock subject to an option to purchase those shares) held by them. The put right required the Company to repurchase those shares at a purchase price of $4.00 per share in April, 1999. The Company has reached an agreement in principle to issue approximately 2,435,000 shares of Common Stock to the various affiliates of the Desrosiers family in exchange for the cancellation of all put rights they have against the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (C)      EXHIBITS.

         10.1     [Voting] Agreement dated April 23, 1999, between Elizabeth
                  Conard and Robert C. Lohr.

         10.2     Shareholder Agreement dated April 21, 1999, among the
                  Company, John F. Robenalt and Robert C. Lohr.

         10.3     Letter Agreement (Settlement Agreement) with Health Care
                  REIT, Inc. effective April 30, 1999.



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

                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JUST LIKE HOME, INC.



                                          /s/  Robert C. Lohr
                                        ---------------------------------------
                                        Name:    Robert C. Lohr
                                        Title:   Chief Executive Officer


Dated:   May 28, 1999



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